UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2012

Nationstar Mortgage Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-35449

(Commission File Number)

45-2156869

(I.R.S. Employer Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Nationstar Mortgage LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

333-171370

(Commission File Number)

75-2921540

(I.R.S. Employer Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events

On July 19, 2012, Nationstar Mortgage LLC and Nationstar Capital Corporation (together, with Nationstar Mortgage LLC, the “Issuers”) issued a press release announcing the pricing of $100 million aggregate principal amount of 9.625% Senior Notes due 2019 guaranteed on a senior basis by certain of Nationstar Mortgage LLC’s wholly owned subsidiaries (the “Additional Notes”). The Additional Notes are a follow-on issue to the Issuers’ $275 million aggregate principal amount of 9.625% Senior Notes due 2019 issued on April 25, 2012 (the “Existing Notes”) and form a single series of debt securities with the Existing Notes. The press release announcing the pricing of the offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The Additional Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Additional Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

99.1     Press Release, dated July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: July 19, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani, Esq.
Executive Vice President and General Counsel

Nationstar Mortgage LLC

	By:	/s/ Anthony W. Villani
Anthony W. Villani, Esq.
Secretary